Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22725, Amendment No. 1, and Securities Act File No. 333-221434, Pre-Effective Amendment No. 1, on Form N-2 (the “Registration Statement”), of our report dated August 29, 2017 relating to the June 30, 2017 financial statements of Priority Income Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement filed on June 13, 2018.

We also consent to the reference to us under the caption “Financial Highlights” in the Prospectus of such Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
June 13, 2018

Chapter 35 – (9/12)        L-120P (p. 1 of 1)